EXHIBIT 10.3

EXECUTION COPY

ESPRE SOLUTIONS, INC.

August 20, 2008

Nonsuch Holdings Ltd.
c/o Equity Trust (BVI) Limited
Palm Grove House
P.O. Box 438
Road Town
Tortola, British Virgin Islands

Re:           Exchange of Promissory Note for Shares of Common Stock of Blideo, Inc.

Ladies and Gentlemen:

1.             This letter agreement (the “Agreement”) sets forth the binding agreement of the undersigned with respect to the cancellation of that certain promissory note (the “Note”) dated July 29, 2008 in the principal amount of $100,000 issued by Espre Solutions, Inc. (the “Company”) to Nonsuch Holdings Ltd. (the “Holder”) in exchange for the transfer of common stock of Blideo, Inc. (“Blideo Stock”) held by the Company to the Holder.  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Note.

2.             The Company hereby agrees to transfer 104,167 shares of Blideo Stock (the “Exchange Shares”) held by the Company to the Holder.

3.             In consideration for the transfer of the Exchange Shares to the Holder, the Company and the Holder hereby agree to cancel and terminate the Note such that, as of the date hereof, neither the Company nor the Holder have, or will have, any ongoing rights or obligations under the Note, including, without limitation, any rights or obligations with respect to the Collateral Shares, and any and all rights and obligations established thereby are hereby extinguished and of no further force or effect.  The Holder agrees to immediately return to the Company the Note endorsed “Cancelled” and signed by the Holder and return any and all Collateral Shares held by the Holder and to provide such other assistance related to the cancellation of the Note as reasonably requested by the Holder.

4.             THE EXCHANGE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.

5.             The Exchange Shares are being acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

6.             The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Exchange Shares to be acquired by the Holder under this Agreement.  The Holder further has had an opportunity to ask questions and receive answers from Blideo, Inc. regarding the terms and conditions of the Exchange Shares and to obtain additional information necessary to verify any information furnished to the Holder or to which the Holder had access.  Holder acknowledges and agrees that the Company makes no representation or warranty with respect to the Exchange Shares, the value thereof, or the business, operations, results or prospects of or with respect to Blideo, Inc.

7.             The Holder understands that the purchase of the Exchange Shares involves substantial risk.  The Holder:  (i) has experience as an investor in securities of companies in a similar stage as Blideo, Inc. and acknowledges that the Holder is able to fend for himself, can bear the economic risk of such Holder’s investment in the Exchange Shares and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of this investment in the Exchange Shares and protecting his own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with Blideo, Inc. and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

8.             This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be a single agreement.

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement is entered into as the date first written above.

Espre Solutions, Inc.

By:	/s/ Peter Ianace
Name: Peter Ianace
Title: Chief Executive Officer

Nonsuch Holdings Ltd.

By:	/s/ Penelope Cox
Name: Penelope Cox
Title: Director